Exhibit 10.6

FINAL FORM

STRIPES US HOLDING, INC.

2019 OMNIBUS INCENTIVE PLAN

I. INTRODUCTION

1.1	Purposes. The purposes of the Stripes US Holding, Inc. 2019 Omnibus Incentive Plan (this “Plan”) are (i) to align the interests of the Company’s stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining officers and employees and non-employee members of the Board and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.

1.2	Certain Definitions.

"Agreement” shall mean the written or electronic agreement evidencing an award hereunder between the Company and the recipient of such award.

“Bankruptcy Proceedings” shall mean the bankruptcy proceedings in the United States Bankruptcy Court for the District of Delaware with respect to In re: Mattress Firm, Inc., et. al., Case No. 18-12241 (CSS).

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean the occurrence of any of the following: (i) a participant’s material act of dishonesty, willful misconduct or bad faith in connection with his or her employment with the Company or its Subsidiaries; (ii) a participant’s conviction of a felony; (iii) the failure of a participant to notify the Board of any material relationships between him and/or any member of his or her immediate family with any person or entity with whom the Company or any of its Subsidiaries has a material business relationship; (iv) a material violation of a participant’s obligations of confidentiality or non-competition as set forth in the Company’s employee handbook or (v) a participant’s material breach of any agreement with the Company or its Subsidiaries (subject to any applicable notice and cure periods), or a material violation of the code of conduct of the Company or its Subsidiaries.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall, except as otherwise set forth in Section 1.3 with respect to awards granted to non-employee members of the Board, mean the Compensation Committee of the Board, or a subcommittee thereof, or such other committee designated by the Board consisting of three or more members of the Board, one of whom shall be the SEAG Director (as defined in the Stockholders Agreement), provided that if no such committee exists or has been appointed, then the full Board shall serve as the Committee.

“Common Stock” shall mean the common stock, par value $0.01 per share, of the Company, and all rights appurtenant thereto.

“Company” shall mean Stripes US Holding, Inc., a corporation, organized under the laws of the State of Delaware, or any successor thereto.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value" shall mean (i) the closing transaction price of a share of Common Stock as reported on the principal national stock exchange, if any, on which the Common Stock is traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; and (ii) if the Common Stock is not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate and in compliance with Section 409A of the Code.

“Good Reason” shall mean (i) a material diminution in the scope of a participant’s duties or authority that is inconsistent with the participant's position; (ii) a material reduction in a participant’s annual base salary or material perquisites (including vacation allowance); provided that, for purposes of the foregoing a 20% change or greater shall be deemed “material;” or (iii) the required relocation of a participant’s principal place of employment more than 50 miles from its location as of the date on which an award is granted; provided that, a participant shall not be deemed to have Good Reason unless (A) the participant has provided the Company with 30 days advance written notice of his or her intention to terminate for Good Reason and the Company has failed to cure the event or condition in such 30 day period and (B) the participant resigns no later than 90 days following the occurrence of the condition or event.

“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option (including by reason of the Committee designating as such in an award).

“Nongualified Stock Option” shall mean an option to purchase shares of Common Stock, which is not an Incentive Stock Option.

“Other Stock Award” shall mean an award granted pursuant to Section 3.4 of this Plan.

“Performance Award” shall mean a right to receive an amount of cash, Common Stock, or a combination of both, contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the vesting of the holder’s interest, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of a Restricted Stock Unit Award, Other Stock Award, Performance Award or Phantom PIK Loan, to the holder’s receipt of the shares of Common Stock subject to such award or of the cash payment with respect to such award. The Performance Measures may include one or more business criteria, and may relate to the Company, on a consolidated or individual basis, and/or to specified subsidiaries, business or geographical units or operating areas of the Company. Each such goal may be determined on a pre-tax or post-tax basis or on an absolute or relative basis, and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more Subsidiaries, divisions, or operating units) or the past or current performance of other companies or market indices (or a combination of such past and current performance). Performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, sales, or any combination thereof. In establishing a Performance Measure or determining the achievement of a Performance Measure, the Committee may provide that achievement of the applicable Performance Measures may be amended or adjusted to include or exclude one or more components of any Performance Measure, including, without limitation, foreign exchange gains and losses, asset write-downs, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring and/or one-time events affecting the Company or its financial statements or changes in law or accounting principles. Performance Measures shall be subject to such other special rules and conditions as the Committee may establish at any time.

"Performance Period” shall mean any period designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a governmental entity.

“Phantom PIK Loan” shall mean a cash incentive granted pursuant to Article V and intended to replicate the value of a PIK Loan issued by the Company pursuant to the PIK Facility.

“Phantom PIK Loan Award” shall mean an award of Phantom PIK Loans under the Plan.

“PIK Facility” shall mean the PIK Facility Credit Agreement, dated November 21, 2018, among the Company, Delaware Trust Company, as Administrative Agent, and the lenders that are party thereto, and including the PIK Loans issued thereunder.

“PIK Loan” shall mean the PIK Loans issued under the PIK Facility.

“Plan of Reorganization” shall mean the Plan of Reorganization approved pursuant to the Bankruptcy Proceedings.

“Public Offering” means any sale of the common equity securities of the Company or any of its Subsidiaries ( or a successor entity thereto) pursuant to an effective registration statement under the Securities Act, filed with the Securities and Exchange Commission; provided that the following shall not be considered a Public Offering unless occurring concurrently with the sale of common equity securities pursuant to an effective registration statement under the Securities Act, filed with the Securities and Exchange Commission: (i) any issuance of common equity securities by the Company or any of its Subsidiaries in connection with a merger or acquisition, or (ii) any issuance by the Company or any of its Subsidiaries of common equity securities (or rights or options to acquire common equity securities) of the Company or any Subsidiary to employees of the Company or any of its Subsidiaries as part of an incentive or compensation plan.

“Restricted Stock” shall mean shares of Common Stock that are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.

“Restricted Stock Unit” shall mean a right to receive one share of Common Stock or, in lieu thereof and to the extent set forth in the applicable Agreement, the Fair Market Value of such share of Common Stock in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.

“Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award, Other Stock Award or Phantom PIK Loan Award shall remain in effect.

“Sale of the Company” means any transaction or series of transactions pursuant to which any Person or group of related Persons in the aggregate acquire(s), directly or indirectly, (i) equity securities of the Company and its Subsidiaries possessing a majority of the voting power of all outstanding equity securities in the Company and its Subsidiaries (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company and its Subsidiaries’ equity securities) or (ii) all or substantially all of the assets of the Company and its Subsidiaries determined on a consolidated basis, unless, in each case, as otherwise determined by the Board; provided that a Public Offering shall not constitute a Sale of the Company; and provided further that, an event shall not be considered a Sale of the Company unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

“SAR” shall mean an award that entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock) or, to the extent set forth in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs that are exercised.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the regulations promulgated thereunder.

“Stock Award” shall mean a Restricted Stock Award, Restricted Stock Unit Award or Other Stock Award.

“Stockholders Agreement” shall mean the Stockholders Agreement of Stripes US Holding, Inc., dated as of November 21, 2018.

“Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.

“Tax Date” shall have the meaning set forth in Section 6.5.

“Ten Percent Holder” shall have the meaning set forth in Section 2. l(a).

1.3	Administration.

(a) Authority of Committee. This Plan shall be administered by the Committee, except to the extent the Board elects to administer this Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Nonqualified Stock Options; (ii) SARs; (iii) Stock Awards in the form of Restricted Stock, Restricted Stock Units or Other Stock Awards; (iv) Performance Awards and (v) Phantom PIK Loan Awards. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock subject to an award, the number of SARs, the number of Restricted Stock Units, the dollar value subject to a Performance Award, the principal amount of a Phantom PIK Loan, the purchase price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding awards shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding awards shall lapse and (iv) the Performance Measures (if any) applicable to any outstanding awards shall be deemed to be satisfied at the target, maximum or any other level. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to awards granted to non-employee members of the Board, with the grant of such awards to non-employee members of the Board subject to prior recommendation and approval by the Lender Stockholders acting through the Representative (as defined in the Stockholders Agreement) and, with respect to such awards, the term “Committee” as used in the Plan shall be deemed to refer to the Board. A wards granted under the Plan to officers and employees of the Company or its Subsidiaries shall be administered on terms and conditions that are no less favorable to such officers and employees as the terms and conditions of the awards granted to non-employee members of the Board for purposes of Section 6.7, Section 6.8 and Section 6.16 only.

(b) Delegation. The Committee may delegate some or all of its power and authority hereunder to the Board (or any members thereof) or, subject to applicable law, to a subcommittee of the Board, a member of the Board, the Chief Executive Officer or other applicable employee of the Company as the Committee deems appropriate; provided that, to the extent applicable, the Committee may not delegate its power and authority to a member of the Board, the Chief Executive Officer or other applicable employee of the Company with regard to (i) the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person, (ii) with respect to grants or awards to non-employee members of the Board, or (iii) with respect to grants of awards to any individual to whom such authority has been delegated. Further, notwithstanding any other provisions to the contrary, the termination of any authority delegated pursuant to this Section l.3(b) shall not constitute Good Reason.

(c) Indemnification. To the extent permitted under applicable law, no member of the Board or Committee, and neither the Chief Executive Officer nor any other applicable employee to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Chief Executive Officer or other applicable employee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s certificate of incorporation and/or by- laws) and/or under any directors’ and officers’ liability insurance that may be in effect from time to time.

1.4       Eligibility. Participants in this Plan shall consist of non-employee members of the Board and officers and employees of the Company and its Subsidiaries as the Committee, and persons expected to become non-employee members of the Board or officers and employees of the Company and its Subsidiaries, as the Committee, in its sole discretion, may select from time to time in consultation with the Chief Executive Officer of the Company. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Except as otherwise provided for in an Agreement, for purposes of this Plan, references to employment by the Company shall also mean employment by an affiliate of the Company (and with respect to non-employee members of the Board, references to employment shall mean non-employee service on the Board and references to termination of employment shall mean the time when a non-employee member of the Board ceases to serve as a member of the Board). The Committee shall determine the extent to which a participant shall be considered employed during an approved leave of absence.

1.5	Shares Available.

(a) Share Reserve. Subject to adjustment as provided in Section 6.7 and to all other limits set forth in this Plan, (i) 2,281.3 shares of Common Stock shall initially be available for all awards under this Plan to officers and employees of the Company and its Subsidiaries (based on the capitalization of the Company as of the effectiveness of the Plan of Reorganization and subject to adjustment pursuant to Section 6.7 in connection with any stock split thereafter), all of which may be issued under this Plan in connection with Incentive Stock Options and (ii) 273.756 shares of Common Stock shall initially be available for all awards under this Plan to non-employee members of the Board (based on the capitalization of the Company as of the effectiveness of the Plan of Reorganization and subject to adjustment pursuant to Section 6.7 in connection with any stock split thereafter), provided that until shares of Common Stock are issued under clause (ii), no more than 2,212.861 shares of Common Stock may be issued under clause (i), and thereafter such number shall be increased up to the number of shares of Common Stock set forth in clause (i) on a pro rata basis as additional shares of Common Stock are issued under clause (ii).

(b) Recycling of Shares. To the extent that shares of Common Stock subject to an outstanding option, SAR, Stock Award or Performance Award granted under this Plan are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award shall again be available under this Plan.

(c) Source of Shares. Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

(d) Dilution of Stockholders. Capitalized terms in this Section l.5(d) not otherwise defined in this Plan shall have the meanings set out in the Stockholders Agreement. In accordance with the limitations set out in Section l .5(a). no shares of Common Stock shall be issued to non-employee members of the Board if such issuance would dilute the SEAG Stockholder’s proportion of shares held in the Company or the Common Stock reserved for grants to officers and employees under clause (i) of Section l.5(a). Prior to the issuance of any shares under Section l.5(a)(ii), the Representative, the SEAG Stockholder and the Company shall agree on an appropriate and reasonable anti-dilution mechanism to ensure that the Voting Power of the SEAG Stockholder is not reduced as a result of any issuance under Section l .5(a)(ii).

1.6	Limit on Phantom PIK Loan Awards.

(a) Limit on Phantom PIK Loans. The aggregate initial principal value of the Phantom PIK Loans granted under the Plan, determined as of the date of grant, shall not exceed  (i) with respect to officers and employees of the Company and its Subsidiaries, $16,891,892, and  (ii) with respect to non-employee members of the Board, $2,027,027. The Phantom PIK Loans granted to non- employee members of the Board shall reduce the amounts payable to the lenders pursuant to the terms of the PIK Facility.

(b) Forfeited Phantom PIK Loans. To the extent that Phantom PIK Loan Awards are forfeited or terminated, such Phantom PIK Loans shall again be available under this Plan.

II. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1          Stock Options. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Nonqualified Stock Option. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonqualified Stock Options.

Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

(b) Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no option shall be exercised later than ten years after its date of grant; provided further, that (i) if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant and (ii) such ten-year expiration date may be extended if the exercise of the option is prohibited by applicable law for more than 90 days immediately preceding the expiration date, but only to the extent such extension complies with Section 409A of the Code. The Committee may, in its discretion, establish Performance Measures that shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

(c) Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole shares of Common Stock that would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (D) in cash by a broker-dealer acceptable to the Company to whom the participant has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option and (ii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock that would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the participant. No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 6.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.2	Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee.

SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. The base price of an SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR.

(b)  Exercise Period and Exercisability. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no SAR shall be exercised later than ten years after its date of grant; provided, further, such ten-year expiration date may be extended if the exercise of the SAR is prohibited by applicable law for more than 90 days immediately preceding the expiration date, but only to the extent such extension complies with Section 409A of the Code. The Committee may, in its discretion, establish Performance Measures that shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised only with respect to whole shares of Common Stock. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c), or such shares shall be transferred to the holder in book entry form with restrictions on the shares duly noted, and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of a stock-settled SAR, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR.

(c) Method of Exercise. An SAR may be exercised (A) by giving written notice to the Company specifying the whole number of SARs that are being exercised and (B) by executing such documents as the Company may reasonably request. No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until any withholding taxes thereon, as described in Section 6.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.3          Termination of Employment or Service. All of the terms relating to the exercise, cancellation or other disposition of an option or SAR (i) upon a termination of employment with or service to the Company of the holder of such option or SAR, as the case may be, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.

2.4           No Dividend Equivalents. Notwithstanding anything  an Agreement to the contrary, the holder of an option or SAR shall not be entitled to receive dividend equivalents with respect to the number of shares of Common Stock subject to such option or SAR.

III. STOCK AWARDS

3.1          Stock Awards. The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award, a Restricted Stock Unit Award or, in the case of an Other Stock Award, the type of award being granted.

3.2           Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)         Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Award shall be determined by the Committee.

(b)          Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period or (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c)           Stock Issuance. During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder’s name and may bear a legend, in addition to any legend that may be required pursuant to Section 6.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 6.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d)            Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that, unless otherwise set forth in an Agreement, (i) a distribution or dividend with respect to shares of Common Stock, including a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

3.3           Terms of Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)           Number of Shares aud Other Terms. The number of shares of Common Stock subject to a Restricted Stock Unit Award, including the number of shares that are earned upon the attainment of any specified Performance Measures, and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.

(b)           Vesting and Forfeiture. The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Stock Unit Award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period or (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c)            Settlement of Vested Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Unless otherwise set forth in an Agreement, any dividend equivalents with respect to Restricted Stock Units that are subject to vesting conditions shall be subject to the same vesting conditions as the underlying awards. Prior to the settlement of a Restricted Stock Unit Award, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.

3.4          Other Stock Awards. Subject to the limitations set forth in this Plan, the Committee is authorized to grant other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock, including without limitation shares of Common Stock granted as a bonus and not subject to any vesting conditions, dividend equivalents, deferred stock units, stock purchase rights and shares of Common Stock issued in lieu of obligations of the Company to pay cash under any compensatory plan or arrangement, subject to such terms as shall be determined by the Committee. The Committee shall determine the terms and conditions of such awards, which may include the right to elective deferral thereof, subject to such terms and conditions as the Committee may specify in its discretion. Unless otherwise set forth in an Agreement, any distribution, dividend or dividend equivalents with respect to Other Stock Awards that are subject to vesting conditions shall be subject to the same vesting conditions as the underlying awards.

3.5          Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Stock Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.

IV. PERFORMANCE AWARDS

4.1	Performance Awards. The Committee may, in its discretion, grant Performance Awards to such eligible persons as may be selected by the Committee.

4.2           Terms of Performance Awards. Performance Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)           Value of Performance Awards and Performance Measures. The method of determining the value of the Performance Award and the Performance Measures and Performance Period applicable to a Performance Award shall be determined by the Committee.

(b)           Vesting and Forfeiture. The Agreement relating to a Performance Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.

(c)           Settlement of Vested Performance Awards. The Agreement relating to a Performance Award shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. If a Performance Award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights as a stockholder of the Company as determined pursuant to Section 3.2(d). Unless otherwise set forth in an Agreement, any dividends or dividend equivalents with respect to a Performance Award shall be subject to the same restrictions as such Performance Award. Prior to the settlement of a Performance Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company.

4.3          Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.

V. PHANTOM PIK LOAN AWARDS

5.1           Phantom PIK Loans. The Committee may grant a Phantom PIK Loan Award in tandem with a stock option, SAR, Stock Award or Performance Award and that provides a cash incentive opportunity that is intended to replicate the amount payable under a PIK Loan issued pursuant to the terms of the PIK Facility in a principal amount specified by the Committee in the applicable award Agreement and accruing interest, compounding semi-annually, from the grant date or such other date determined by the Committee until the date of payment at a rate equal to 15% per annum. The amount accrued under a Phantom PIK Loan shall be calculated in accordance with the terms of the PIK Facility, which terms are incorporated herein, as though the Phantom PIK Loan constituted a PIK Loan issued thereunder; provided that such amount shall be paid at the time specified in the applicable award Agreement, rather than at the time specified in the PIK Facility.

5.2	Terms of Phantom PIK Loan Awards.

(a)           Vesting and Forfeiture. The Agreement relating to a Phantom PIK Loan Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Phantom PIK Loan Award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period or (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(b)           Settlement of Vested Phantom PIK Loan Awards. The Agreement relating to a Phantom PIK Loan Award shall specify the time at which the Phantom PIK Loan award shall be paid.

5.3          Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Phantom PIK Loan Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.

VI. GENERAL

6.1	Effective Date and Term of Plan.

(a)            Effective Date. This Plan shall be effective upon approval by the Board.

(b)            Stockholder Approval. This Plan shall be submitted to the stockholders of the Company for approval and, if approved by the affirmative vote of a majority of the shares of Common Stock, the Committee may thereafter grant Incentive Stock Options under the Plan. In the event that this Plan is not approved by the stockholders of the Company, the Plan shall remain in effect, but any Incentive Stock Options granted hereunder shall be void and of no force or effect.

(c)            Timing of Awards; Termination of Plan. Awards hereunder may be made at any time prior to the termination of this Plan, provided that no Incentive Stock Option may be granted later than ten years after the date on which this Plan was approved by the Board. This Plan shall terminate as of the tenth anniversary of its effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

6.2         Amendments. The Board may amend this Plan as it shall deem advisable; provided, however, that (i) no amendment to this Plan shall be effective without the approval of the Company’s stockholders if stockholder approval is required by applicable law, rule or regulation, and (ii) no amendment may adversely affect any outstanding award without the consent of such holder.

6.3           Agreement.  Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and, to the extent required by the Company, executed or electronically accepted by the recipient of such award. Upon such execution or acceptance and delivery of the Agreement to the Company within the time period specified by the Company, such award shall be effective as of the effective date set forth in the Agreement.

6.4           Non- Transferability. No award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or, to the extent expressly permitted in the Agreement relating to such award, to the holder’s family members, a trust or entity established by the holder for estate planning purposes, a charitable organization designated by the holder or pursuant to a domestic relations order, in each case, without consideration. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.

6.5           Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes that may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company may withhold whole shares of Common Stock that would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date on which an obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash, which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means (or by other means that the Committee deems appropriate): (A) a cash payment to the Company; (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation; (C) authorizing the Company to withhold whole shares of Common Stock, which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash, which would otherwise be payable to a holder, in either case equal to the amount necessary to satisfy any such obligation; (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the participant has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award or otherwise permitted by the Committee. Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the maximum statutory withholding rate (or, if permitted by the Company, such other rate as will not cause adverse accounting consequences under the accounting rules then in effect, and is permitted under applicable IRS withholding rules). Any fraction of a share of Common Stock that would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

6.6           Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder. The Committee may, as a condition to the grant of any award or the exercise of any option under this Plan, require a participant to (i) represent in writing that the shares of Common Stock received in connection with such award or option are being acquired for investment and not with a view to distribution and (ii) make such other representations and warranties as are deemed appropriate by counsel to the Company.

6.7           Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation Stock Compensation or any successor or replacement accounting standard) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend, the number and class of securities available under this Plan, the terms of each outstanding option and SAR (including the number and class of securities subject to each outstanding option or SAR and the purchase price or base price per share), the terms of each outstanding Stock Award (including the number and class of securities subject thereto), the terms of each outstanding Performance Award (including the number and class of securities subject thereto, if applicable, and any Performance Measures) shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

6.8	Changes in Common Stock or Assets of the Company and Other Corporate Events.

(a)           Vesting of Awards. In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock (each, a “Corporate Event”), the Committee may, in its sole discretion, and on such terms and subject to such conditions as it deems appropriate, provide that: (i) all outstanding options and SARs shall immediately become exercisable in full, (ii) the Restriction Period applicable to all outstanding awards shall immediately lapse in full and (iii) the Performance Period applicable to all outstanding awards shall immediately lapse in full. Additionally, the Committee, in its sole discretion, shall be entitled to take any action similar to the foregoing to accelerate the vesting of any award under this Plan at any time prior to a Corporate Event.

(b)           Surrender and Cancellation. In the event any of Corporate Event, the Committee may, in its sole discretion, and on such terms and subject to such conditions as it deems appropriate, cause outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and/or to be immediately cancelled by the Company (e.g., any underwater options or SARs may be cancelled without payment), and to provide for the holder to receive a cash payment in an amount, if any, equal to (A) in the case of an option or an SAR, the aggregate number of shares of Common Stock then subject to the portion of such option or SAR surrendered, whether or not vested or exercisable, multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of the Corporate Event, over the purchase price or base price per share of Common Stock subject to such option or SAR, (B) in the case of a Stock Award or a Performance Award denominated in shares of Common Stock, the number of shares of Common Stock then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied, whether or not vested, multiplied by the Fair Market Value of a share of Common Stock as of the date of the Corporate Event, and (C) in the case of a Performance Award denominated in cash or a Phantom PIK Loan Award, the value of the portion of such award surrendered; provided that the cash payment with respect to an outstanding award that is subject to Section 409A of the Code shall be accelerated only to the extent permitted under Section 409A of the Code.

6.9          Deferrals. The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the settlement of all or a portion of any award made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code.

6.10        No Right of Participation, Employment or Service. Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by or service with the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment or service of any person at any time without liability hereunder. The grant of an award hereunder shall not confer upon the holder the right to receive any future or other awards under the Plan, whether or not awards may be granted to similarly situated holders, or the right to receive future awards upon the same terms or conditions as previously granted.

6.11        Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company, which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

6.12        Designation of Beneficiary. To the extent permitted by the Company, a holder of an award may file with the Company a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity. To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR pursuant to procedures prescribed by the Company. Each beneficiary designation shall become effective only when filed in writing with the Company during the holder’s lifetime on a form prescribed by the Company. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Company of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding award held by such holder, to the extent vested or exercisable, shall be payable to or may be exercised by such holder’s executor, administrator, legal representative or similar person.

6.13        Awards Subject to Clawback. The awards granted under this Plan and any cash payment or shares of Common Stock delivered pursuant to such an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable award Agreement or any clawback or recoupment policy that the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

6.14        Governing Law/Venue. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws. Unless otherwise provided in the applicable award Agreement, the recipient of an award under the Plan is deemed to submit to the sole and exclusive jurisdiction and venue of the federal or state courts of Harris County in the State of Texas to resolve any and all issues that may arise out of or relate to the Plan or any related award Agreement.

6.15         Foreign Employees. Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals and/or reside outside of the United States on such terms and conditions different from those specified in this Plan as may in the judgment of the Connnittee be necessary or desirable and to foster promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

6.16         Management Stockholders’ Agreement. In connection with the grant, vesting and/or exercise of any award under this Plan, the Committee may require a participant to execute and become a party to a customary management stockholders’ agreement as a condition of such grant, vesting and/or exercise. Such management stockholders’ agreement may contain restrictions on the transferability of shares of Common Stock acquired under this Plan (such as a right of first refusal or a prohibition on transfer) and such shares may be subject to customary call rights upon termination of employment, as well as drag-along and tag-along rights and piggyback registration rights substantially similar to those contained in the Stockholders Agreement, such agreement to be in a form reasonably acceptable to the Committee in consultation with the Chief Executive Officer of the Company.

6.17         Severability and Reformation. If any provision of this Plan or any award is, becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or award, or would disqualify this Plan or any award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan or the award, such provision shall be stricken as to such jurisdiction, person or award and the remainder of this Plan and any such award shall remain in full force and effect.

6.18         Unfunded Status of Awards; No Trust of Fund Created. This Plan is intended to constitute an “unfunded” plan for certain incentive awards. Neither this Plan nor any award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any affiliate and a participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any affiliate pursuant to an award, such right shall be no greater than the right of any general unsecured creditors of the Company or such affiliate.

6.19         Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares of Common Stock as to which such requisite authority shall not have been obtained.

6.20         Plan Headings/Interpretation. The headings in this Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof. The term “including” means “including without limitation”. The term “or” means “and/or” unless clearly indicated otherwise. Reference herein to a “Section” shall be to a section of the Plan unless indicated otherwise. If the context requires, words of one gender when used in the Plan or an award Agreement shall include the other and words used in the singular or plural shall include the other.

6.21        Successors and Assignee. This Plan shall be binding on all successors and assigns of the Company and any participant in this Plan, including without limitation, the estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

FIRST AMENDMENT TO

STRIPES US HOLDING, INC.

2019 OMNIBUS INCENTIVE PLAN

This First Amendment, made effective as of September 18, 2019, amends that certain Stripes US Holding, Inc. 2019 Omnibus Incentive Plan dated July 8, 2019 (the “Plan”), as follows:

1.    Section l.5(a)(ii) of the Plan is hereby amended to replace the number “273.756” with the number “307.536”.

Except as modified as set forth in this Amendment, all of the terms and provisions of the Plan remain unchanged and in full force and effect.

SECOND AMENDMENT TO
STRIPES US HOLDING, INC.

2019 OMNIBUS INCENTIVE PLAN

This Second Amendment, made effective as of October 26, 2020, amends that certain Stripes US Holding, Inc. 2019 Omnibus Incentive Plan dated July 8, 2019 (the “Plan”), as follows:

1.   Section 1.5(a)(ii) of the Plan is hereby amended to replace the number “307.536” with the number “318.796”.

Except as modified as set forth in this Amendment, all of the terms and provisions of the Plan remain unchanged and in full force and effect.